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EXHIBIT 10.4

                              WEYERHAEUSER COMPANY
                          2004 LONG-TERM INCENTIVE PLAN

                                 GRANT AGREEMENT

Pursuant to your Grant Notice (the "Grant Notice") and this Grant Agreement, Weyerhaeuser Company has granted you a stock appreciation right ("SAR") in tandem with an Option under its 2004 Long-Term Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock (the "Shares") indicated in your Grant Notice at the grant price equal to the exercise price of the related Option that is indicated in your Grant Notice. Capitalized terms not explicitly defined in this Grant Agreement but defined in the Plan have the definitions given to such terms in the Plan. The Grant is made to you as a participant in the Plan and is subject to the terms and conditions set out in the Plan. In addition, the Grant has the following terms and conditions:

1. VESTING. The Grant will vest and become exercisable over a period of four years. No part of the Grant will be exercisable until the one-year anniversary of the Grant Date. On the one-year anniversary of the Grant Date, 25% of the Grant will vest and be exercisable, with an additional 25% of the Grant vesting and becoming exercisable on each of the second, third and fourth anniversary of the Grant Date. As of the fourth anniversary of the Grant Date, 100% of the Grant will be vested and exercisable.

2. TERM. The Grant will expire at the time specified in your Grant Notice. Following that date, you will no longer be able to exercise the SAR or the related Option. In addition, the Grant may terminate earlier than the tenth anniversary if the related Option is terminated or if your employment with Weyerhaeuser Company ceases for any reason. Transfer of employment between or among the Company and its subsidiaries is not considered termination of employment. Grants that are not vested before their expiration date are forfeited and without value.

3. CHANGE IN GRANT TERM AS A RESULT OF TERMINATION OF EMPLOYMENT. If your employment terminates before the Grant has expired, the length of time during which you have a right to exercise the Grant varies depending on the reason for termination of employment.

      (a) TERMINATION AS A RESULT OF DEATH OF THE PARTICIPANT. During your lifetime, this Grant may be exercised only by you. If you die while actively employed, your Grant is automatically 100% vested and your beneficiary or personal representative may exercise the Grant at any time or from time to time within a maximum of two years after your date of death, or during the remaining term of the grant if that is a shorter period of time.

      (b) TERMINATION OF EMPLOYMENT UPON RETIREMENT. If you qualify for Retirement at the time of termination (after reaching age 65 or after reaching age 62 with ten (10) years or more of Vesting Service as defined in the Weyerhaeuser Company Retirement Plan for Salaried Employees), your Grant will automatically be 100% vested at your retirement date and you will be able to exercise the Grant for the remaining term of the grant, up to a maximum of 10 years.

      (c) TERMINATION OF EMPLOYMENT UPON EARLY RETIREMENT OR DISABILITY RETIREMENT. If you retire before age 62, but not earlier than your 55th birthday and you also have accrued a total of

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10 years of Vesting Service (as defined in the Weyerhaeuser Company Retirement
Plan for Salaried Employees) ("Early Retirement"), your Grant will continue to vest according to the vesting schedule described above and you will be able to exercise any portion of your Grant that has vested within a maximum of five years from your termination date, or during the remaining term of the Grant if that is a shorter period of time. In addition, if you do not qualify for Retirement or Early Retirement, but retire as a result of a Disability, the onset of which occurred on or after the date you had accrued 10 years of Vesting Service ("Disability Retirement"), your Grant will continue to vest according to the schedule described above and you will be able to exercise any portion of your Grant that has vested within a maximum of five years from your termination date, or during the remaining term of the grant if that is a shorter period of time.

      "Disability" means " a medical condition in which a person is either entitled to total and permanent disability benefits under the Social Security Act or judged to be totally and permanently disabled by any person or committee entitled to make such determinations pursuant to the Company's Retirement Plan for Salaried Employees.

      (d) TERMINATION OF EMPLOYMENT DUE TO POSITION ELIMINATION OR DISABILITY. If your employment is terminated as a result of position elimination or Disability, your Grant will continue to vest according to the schedule described above and you will be able to exercise vested portions of the Grant within a maximum of three years from the date of termination, or during the remaining term of the Grant if that is a shorter period of time.

      (e) TERMINATION OF EMPLOYMENT FOR REASON OTHER THAN POSITION ELIMINATION, RETIREMENT, EARLY RETIREMENT OR DISABILITY RETIREMENT. If your employment is terminated for any reason other than position elimination, Retirement, Early Retirement or Disability Retirement, any portion of your Grant that is not vested is forfeited and no longer has any value. You will be able to exercise any portion of your Grant that has vested as of the date of your termination for a maximum of three calendar months from the date of termination, or during the remaining term of the Grant if that is a shorter period of time.

      (f) TERMINATION OF EMPLOYMENT FOR CAUSE. The vested portion of the Grant will automatically expire at the time the Company first notifies you of your Termination for Cause, unless the Committee determines otherwise. If your employment or service relationship is suspended pending an investigation of whether you will be terminated for Cause, all your rights under the Grant likewise will be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after your Termination of Service, any portion of the Grant you then hold may be immediately terminated by the Committee.

      "Cause" means: (i) willful and continued failure to perform substantially your duties with the Company after the Company delivers to you written demand for substantial performance specifically identifying the manner in which you have not substantially performed your duties; (ii) conviction of a felony; or
(iii) willfully engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

IT IS YOUR RESPONSIBILITY TO BE AWARE OF THE DATE THE GRANT TERMINATES.

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4. SECURITIES LAW COMPLIANCE. Notwithstanding any other provision of this
Agreement, you may not exercise the related Option in the Grant unless the Shares issuable upon exercise are registered under the Securities Act or if the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the related Option must also comply with other applicable laws and regulations governing the Option, and you may not exercise the Option if the Company determines that such exercise would not be in compliance with such laws and regulations.

5. METHOD OF EXERCISE AND PAYMENT. You may exercise the Grant by exercising either the SAR or the related Option.

      (a) You may exercise the SAR by giving notice to the Company or a brokerage firm designated or approved by the Company, in form and substance satisfactory to the Company, which will state your election to exercise the SAR, the number of Shares with respect to which you are exercising the SAR and that you thereby surrender the right to exercise the equivalent portion of the related Option. Upon exercise of the SAR, you will be entitled to receive a cash payment equal to the market price of the Company's Shares at the time of exercise minus the grant price, multiplied by the number of Shares with respect to which the SAR is exercised.

      (b) You may exercise the related Option by giving notice to the Company or a brokerage firm designated or approved by the Company, in form and substance satisfactory to the Company, which will state your election to exercise the related Option, the number of Shares with respect to which you are exercising the Option and that you thereby surrender the right to exercise the equivalent portion of the related SAR. The notice must be accompanied by full payment of the exercise price for the number of Shares you are purchasing. You may make this payment in any combination of the following: (a) by cash; (b) by check acceptable to the Company; (c) by tendering (either actually or by attestation) shares of Common Stock you have owned for at least six months (if such holding period is necessary to avoid a charge to the Company's earnings); or (d) by any other method permitted by the Committee.

6. WITHHOLDING TAXES. As a condition to the exercise of any portion of a Grant, you must make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise.

7. GRANT NOT AN EMPLOYMENT OR SERVICE CONTRACT. Nothing in the Plan or any Award granted under the Plan will be deemed to constitute an employment contract or confer or be deemed to confer any right for you to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate your employment or other relationship at any time, with or without Cause.

8. NO RIGHT TO DAMAGES. You will have no right to bring a claim or to receive damages if you are required to exercise the vested portion of the Grant within three months (one year in the case of Retirement, Disability or death) of the Termination of Service or if any portion of the Grant is cancelled or expires unexercised. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of your Termination of Service for any reason even if the termination is in violation of an obligation of the Company or a Related Company to you.

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9. BINDING EFFECT. This Grant Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

10. LIMITATION ON RIGHTS; NO RIGHT TO FUTURE GRANTS; EXTRAORDINARY ITEM OF COMPENSATION. By entering into this Grant Agreement and accepting the Grant evidenced hereby, you acknowledge: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Grant is a one-time benefit that does not create any contractual or other right to receive future grants of SARs, options, or benefits in lieu of options; (c) that all determinations with respect to any such future grants, including, but not limited to, the times when grants will be made, the number of shares subject to each grant, the grant price, and the time or times when each grant will be exercisable, will be at the sole discretion of the Company; (d) that your participation in the Plan is voluntary; (e) that the value of the Grant is an extraordinary item of compensation that is outside the scope of your employment contract, if any; (f) that the Grant is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (g) that the vesting of the Grant ceases upon your Termination of Service for any reason except as may otherwise be explicitly provided in the Plan or this Grant Agreement or otherwise permitted by the Committee; (h) that the future value of the Shares underlying the Grant is unknown and cannot be predicted with certainty; and (i) that if the Shares underlying the Grant do not increase in value, the Grant will have no value.

11. EMPLOYEE DATA PRIVACY. By entering this Agreement, you (a) authorize the Company and your employer, if different, and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Option and the administration of the Plan; (b) waive any data privacy rights you may have with respect to such information; and (c) authorize the Company and its agents to store and transmit such information in electronic form.

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